UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 8, 2007

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	01-09300 (Commission File No.)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including zip code)

(770) 989-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index Page 5

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Cash Awards

    At its meeting on February 8, 2007, the Human Resources and Compensation Committee of the Board of Directors of Coca-Cola Enterprises Inc. approved cash awards to senior officers based on the company’s 2006 business performance. The senior officers did not earn an annual bonus under the company’s annual cash incentive plan, the Executive Management Incentive Plan, because the company recorded a $2.9 billion non-cash impairment charge related to the estimated decline in its North American franchise license intangible assets. Nonetheless, the Human Resources and Compensation Committee determined that it was appropriate to provide discretionary awards based on the company’s sales volume performance and its operating income results for 2006, adjusted to exclude the effects of this impairment charge.

The discretionary cash awards that were approved for the company’s officers whose 2006 compensation will be discussed in the company’s 2007 proxy statement are, as follows: John F. Brock, Chief Executive Officer, $1,038,400; Lowry F. Kline, former Chief Executive Officer and Executive Chairman, $811,368; John J. Culhane, Executive Vice President and General Counsel, $320,188; Shaun B. Higgins, Executive Vice President and President, European Group, $392,683; Terrance M. Marks, Executive Vice President and President, North American Group, $392,683; Vicki R. Palmer, Executive Vice President, Financial Services and Administration, $324,719; and William W. Douglas III, Senior Vice President, Chief Financial Officer, $324,719.  These awards were contingent upon approval by the Audit Committee of the company's 2006 financial statements, which also occurred on February 8, 2007.

Executive Severance Plan

At its meeting on February 9, 2007, the company’s Board of Directors approved the company’s Executive Severance Plan. This plan replaces the Executive Severance Guidelines established in 2005 and is designed to provide severance benefits in the event of an eligible employee’s involuntary termination of employment without cause or, if occurring within two years after a change in control, the employee’s constructive termination. The plan provides for severance payments equal to between one and two years of the employee’s base salary and between one to two annual incentive plan awards paid at 80% of the employee’s target award. The amount of an employee’s severance payments is based on his or her length of service with the company and other related companies. An eligible employee is also entitled to $10,000 to mitigate the cost of future medical coverage and to a prorated annual bonus for the year in which his or her employment terminates. Additionally, the service conditions for vesting will be waived on a pro rata portion of the employee’s restricted stock or stock unit awards, but the awards will not vest unless the performance conditions for vesting are met within a specified period.

Severance payments under the Executive Severance Plan are conditioned on the employee’s entering into a noncompetition agreement and other restrictive covenants, as well as releasing the company from all claims related to his or her employment. The plan also provides that an employee who receives benefits under the plan must repay the company for all severance benefits and gains from the vesting of restricted stock or stock units provided under the plan if the Board of Directors determines, within two years after the employee’s termination date, the employee could have been terminated for cause.

The Coca-Cola Enterprises Inc. Executive Severance Plan is attached as Exhibit 10.1.  A form agreement under the Executive Severance Plan is attached as Exhibit 10.2.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

10.1	Executive Severance Plan
10.2	Form Agreement under Executive Severance Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COCA-COLA ENTERPRISES INC. (Registrant)

Date: February 14, 2007	By: /S/ JOHN J. CULHANE John J. Culhane Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Severance Plan.
10.2	Form of Agreement under Executive Severance Plan